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                                                                  EXHIBIT (A)(4)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                (INCLUDING THE PREFERRED SHARE PURCHASE RIGHTS)
                                       OF
                        KASH N' KARRY FOOD STORES, INC.
                                       AT
                              $26.00 NET PER SHARE
                                       BY
                             KK ACQUISITION CORP.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                FOOD LION, INC.

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
           12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 13, 1996,
                         UNLESS THE OFFER IS EXTENDED.

                                                               November 15, 1996

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

    We have been appointed by KK Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware ("Purchaser") and an indirect wholly owned subsidiary of Food Lion, Inc., a North Carolina corporation ("Parent"), to act as financial advisor and Dealer Manager in connection with Purchaser's offer to purchase of all the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Kash n' Karry Food Stores, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), including the Preferred Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, as amended, dated April 13, 1995, between the Company and Fleet National Bank (successor in interest to Shawmut Bank Connecticut, N.A.) (the "Rights Agreement"), at a price of $26.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated November 15, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith. All references herein to the Rights include all benefits which may inure to stockholders of the Company pursuant to the Rights Agreement, and unless the context requires otherwise, all references herein to Shares include the Rights. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST THE NUMBER OF SHARES THAT WHEN ADDED TO THE SHARES ALREADY OWNED BY PARENT WILL CONSTITUTE A MAJORITY OF THE THEN OUTSTANDING SHARES ON A FULLY DILUTED BASIS AND THE EXPIRATION OR TERMINATION OF APPLICABLE ANTITRUST WAITING PERIODS. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS CONTAINED IN THE OFFER TO PURCHASE. SEE THE INTRODUCTION AND SECTIONS 1, 14, AND 15 OF THE OFFER TO PURCHASE.

    Enclosed for your information and use are copies of the following documents:

        1.  Offer to Purchase, dated November 15, 1996;

        2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;
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        3.  Notice of Guaranteed Delivery to be used to accept the Offer if the
    Shares and all other required documents are not immediately available or cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

        4. A letter to stockholders of the Company from Ronald E. Johnson, Chairman of the Board and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company;

        5. A form of a letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients instructions with regard to the Offer; and

        6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 13, 1996, UNLESS THE OFFER IS EXTENDED.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase)), (ii) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares and (iii) and any other required documents required by the Letter of Transmittal.

    The Board of Directors of the Company has by a unanimous vote of those members present at the meeting approved the Offer, the Merger (as defined below) and the Merger Agreement (as defined below), determined that the terms of the Merger Agreement, and the Offer and the Merger contemplated thereby, are fair to and in the best interests of, the stockholders of the Company and recommends that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

    The Offer is being made pursuant to the Agreement and Plan of Merger dated as of October 31, 1996 (the "Merger Agreement"), among the Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction of waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of the Parent (the "Merger"). In the Merger, each issued and outstanding Share (other than shares owned by the Company as treasury stock, Shares owned by any subsidiary of the Company, Shares owned by the Parent or the Purchaser or any subsidiary thereof, or by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Delaware law) will be converted into the right to receive $26.00 per Share, in cash, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase.

    If holders of Shares wish to tender Shares, but cannot deliver such holders' certificates or other required documents, or cannot comply with the procedure for book-entry transfer, prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

    Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, Depositary and Information Agent as described in the Offer) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, Purchaser will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

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    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained by contacting, Chase Securities, Inc., the Dealer Manager, or Georgeson & Company Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

    Additional copies of the enclosed material may be obtained from the Information Agent at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                          Very truly yours,
                                          Georgeson & Company Inc.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL AUTHORIZE YOU OR ANY OTHER PERSON TO ACT ON BEHALF OF OR AS THE AGENT OF PARENT, PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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